Exhibit 99.1

China Information Technology Announces Appointment of New CFO

SHENZHEN, China, Dec. 13, 2011 /PRNewswire-Asia-FirstCall/ -- China Information Technology, Inc. (Nasdaq: CNIT-News), a leading provider of information technologies and display technologies based in China, today announced the appointment of Mr. Daniel K. Lee, CFA, CPA, as Chief Financial Officer, effective December 12, 2011. Mr. Lee replaced Mr. Zhi Qiang Zhao, previously the Company’s Interim Chief Financial Officer, who will remain as its Chief Operating Officer.

Prior to joining the Company, Mr. Lee was senior investment advisor at Pine Capital, LLC. Prior to that, he was the chief financial officer of Nutrastar International Inc. (OTCBB: NUIN.OB-News), where he implemented corporate strategy and branding, financial reporting, investor communications, and capital raising initiatives. He has a strong investment banking background, most recently with Roth Capital Partners, where he was senior China equity analyst covering five industries . He began his professional career as an analyst with two U.S. investment banks, first at Morgan Stanley & Co. Incorporated, where he worked on research projects, and later at Punk, Ziegel & Company, at which he covered U.S. and international IT services and outsourcing companies.

Mr. Lee graduated from The Wharton School of Business with a B.S. in Economics majoring in Finance and Multinational Management and Zicklin School of Business with an M.S. in Accountancy. He is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA) charterholder.

Mr. Jiang Huai Lin, Chairman and CEO of CNIT, said, “I am pleased to have Daniel join us as our new CFO. His experience in corporate analysis , financial reporting, and raising capital for Chinese companies, as well as his accounting and other qualifications, make him highly qualified to further our goals. I believe Daniel will help create additional value for shareholders.”

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company’s integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements". These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
Web: http://www.chinacnit.com

Christensen
Teal Willingham
Tel: +86 10 5826 4939
Email: twillingham@christensenir.com